Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Investors:

Laurie W. Little

laurie.little@valeant.com

or

Elif McDonald

elif.mcdonald@valeant.com

514-856-3855

877-281-6642 (toll free)

Media:

Renée Soto

or

Chris Kittredge/Jared Levy

Sard Verbinnen & Co.

212-687-8080

VALEANT PHARMACEUTICALS REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

2016 Full Year Guidance Reconfirmed

•	Total Revenues of $2.4 billion, a decrease of 11% versus the second quarter of 2015

•	GAAP EPS ($0.88) and Adjusted EPS (non-GAAP) $1.40

•	Cash Flow from Operations of $448 million, an increase of 9% versus the second quarter of 2015

LAVAL, Quebec, August 9, 2016 – Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company”) today announced second quarter 2016 financial results.

“We continue to make progress towards stabilizing the organization,” said Joseph C. Papa, chairman and chief executive officer. We are also announcing a new strategic direction for Valeant today, which, at its heart has a mission to improve patients’ lives, and will involve reorganizing our company and reporting segments. I am continuously encouraged by the commitment of our employees who work hard daily, rebuilding our relationships with prescribers, patients and payors, and regaining the trust of our debt holders and shareholders. Although it will take time to implement and execute our turnaround plan, I am confident that we will show progress in the coming quarters.”

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Total Revenues

Total revenues decreased 11% to $2.42 billion in the second quarter of 2016 as compared to $2.73 billion in the second quarter of 2015, driven primarily by a decline in product sales revenues from our existing business, as well as negative foreign currency exchange impact, partially offset by incremental product sales revenues from acquisitions completed in 2015.

In the Developed Markets segment, revenues declined 14%, driven mainly by a decline in product sales revenue from our existing business, primarily as a result of lower average realized prices which were in turn impacted by higher managed care rebates, lower price appreciation credits, our fulfillment agreement with Walgreens, and higher group purchasing organization (GPO) rebates. These factors were partially offset by an increase in contribution from acquisitions completed in 2015, primarily from Salix Pharmaceuticals, Ltd. and certain assets of Dendreon Corporation.

In the Emerging Markets segment, revenues were flat as compared to the second quarter of 2015, primarily due to a small decline in the existing business and negative foreign currency exchange impact, which were partially offset by incremental product sales revenue from acquisitions completed in 2015.

Operating Expenses

Cost of goods sold were $647 million in the second quarter of 2016 as compared to $670 million in the second quarter of 2015, a decrease of 3% primarily due to a decline in sales volumes, partially offset by increased sales from acquisitions completed in 2015, primarily of Salix and Amoun Pharmaceutical Company S.A.E.

Selling, general and administrative expenses (“SG&A”) were $672 million in the second quarter of 2016, as compared to $686 million in the second quarter of 2015. As a percentage of revenue, SG&A was 28% in the second quarter of 2016, as compared to 25% in the second quarter of 2015.

Research and development (“R&D”) expenses were $124 million in the second quarter of 2016 as compared to $81 million in the second quarter of 2015, primarily due to the development programs related to the Company’s dermatology product portfolio, as well as spending on brodalumab and programs acquired in the Salix acquisition.

Net Income (Loss)

Net loss in the second quarter of 2016 was $302 million as compared to a net loss of $53 million in the second quarter of 2015. Adjusted net income (non-GAAP) in the second quarter of 2016 was $488 million as compared to $751 million in the second quarter of 2015.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Cash Flow

Cash flow from operations was $448 million in the second quarter of 2016 as compared to $411 million in the second quarter of 2015, an increase of 9% over the same period in 2015.

Business Development

We have taken steps to streamline our portfolio in the second quarter. We have sold, or agreed to sell, the brodalumab EU rights, Synergetics USA OEM business, and Ruconest® for a total combined upfront payment of $181 million and additional consideration up to $329 million for achieving specific approval and sales milestones.

Specific to Ruconest, today the Company entered into a definitive agreement to divest all North American commercialization rights to Ruconest (recombinant human C1 esterase inhibitor) to Pharming Group N.V. (“Pharming”). Under the terms of the agreement, Pharming will pay Valeant aggregate consideration of up to $125 million, including an upfront fee of $60 million payable upon closing and certain sales-based milestone payments of up to $65 million. The transaction is subject to customary closing conditions, in addition to Pharming obtaining certain financing. Ruconest was classified as held for sale as of June 30, 2016 and an impairment loss of $199 million was recorded in the second quarter of 2016.

2016 Guidance

The Company is reconfirming its full year 2016 guidance. Total revenue is expected to be in the range of $9.9 - $10.1 billion. Adjusted EPS (non-GAAP) is expected to be in the range of $6.60 - $7.00. Adjusted EBITDA (non-GAAP) is expected to be in the range of $4.80 - $4.95 billion.

Other than with respect to total revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide reconciliations of forward-looking Adjusted EPS (non-GAAP) and Adjusted EBITDA (non-GAAP) to GAAP, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. In periods where there are not expected to be significant acquisitions or divestitures, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, that would otherwise be treated as non-GAAP to calculate projected net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation settlements) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP EPS and GAAP net income (loss) being materially less than projected Adjusted EPS (non-GAAP) and Adjusted EBITDA (non-GAAP).

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Conference Call Details

The Company will review quarterly results on a conference call and live webcast today, details are as follows:

Date	Tuesday, August 9, 2016
Time	8:00 a.m. ET
Webcast	http://ir.valeant.com/events-and-presentations
Participant Event Dial-in	(877) 876-8393 (North America) (973) 200-3961 (International)
Participant Passcode	48835456
Replay Dial-in	(855) 859-2056 (North America) (404) 537-3406 (International)
Replay Passcode	48835456 (Replay available until August 17, 2016)

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding Valeant’s future prospects and performance (including guidance with respect to total revenue, Adjusted EPS and Adjusted EBITDA), the closing of the Ruconest divestiture, the Company’s new strategic direction and the anticipated steps related thereto and our ability to successfully implement and execute our turnaround plan. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures including (i) Adjusted Earnings per Share (“EPS”), (ii) Adjusted Net Income, (iii) Adjusted EBITDA, (iv) Adjusted Cost of Goods (COGS), (v) Non-GAAP Revenue, (vi) Organic Growth and (vii) EBITDA. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar non-GAAP measures. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation.

The reconciliations of these historic non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. Other than with respect to total revenue, the Company only provides guidance on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. In periods where there are not expected to be significant acquisitions or divestitures, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, that would otherwise be treated as non-GAAP to calculate projected net income (loss). However, because other deductions (e.g., restructuring, gain or loss on extinguishment of debt and litigation settlements) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time.

Management uses these non-GAAP measures as key metrics in the evaluation of Company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described herein. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Adjusted EPS and Adjusted Net Income

Management uses Adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and Adjusted net income (the most directly comparable GAAP financial measure for which is GAAP Net Income) for strategic decision making, forecasting future results and evaluating current performance. In addition, cash bonuses for the Company’s executive officers are based, in part, on the

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

achievement of certain Adjusted EPS targets. Such non-GAAP measures exclude the impact of certain items (as further described below) that may obscure trends in the Company’s underlying performance. By disclosing these non-GAAP measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s operating results and trends for the periods presented. Management believes these measures are also useful to investors as such measures allow investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. However, GAAP net income and GAAP EPS are significantly less than Adjusted net income and Adjusted EPS.

Adjusted EPS and Adjusted net income reflect adjustments based on the following items:

•	Inventory step-up and property, plant and equipment (PP&E) step-up/down: The Company has excluded the impact of fair value step-up/down adjustments to inventory and PP&E in connection with business combinations as such adjustments represent non-cash items in the current quarter, and the amount and frequency is not consistent and is significantly impacted by the timing and size of our acquisitions.

•	Share-based compensation: The Company has excluded the impact of previously accelerated vesting of certain share-based equity instruments as such impact is not reflective of the ongoing and planned pattern of recognition for such expense.

•	Acquisition-related contingent consideration: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of our acquisitions, as well as the nature of the agreed-upon consideration.

•	In-Process research and development impairments and other charges: The Company has excluded expenses associated with acquired in-process research and development impairments and other charges, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Although expenses associated with acquired in-process research and development impairments and other charges are generally not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.

•	Other income/(expense): The Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance, primarily including costs associated with the termination of certain supply and distribution agreements, legal settlements and related fees, post-combination expenses associated with business combinations for the acceleration of employee stock awards and/or cash bonuses, loss upon deconsolidation of Philidor (as defined below) and gains/losses from the sale of assets and businesses. These events arise outside of the ordinary course of continuing operations. The Company believes the exclusion of such amounts allows management and the users of the financial statements to better understand the financial results of the Company.

•	Tax: The Company has included the tax impact of the non-GAAP adjustments using an annualized effective tax rate.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

•	Restructuring, integration, acquisition-related expenses and other costs: In recent years, the Company completed a number of acquisitions, which resulted in operating expenses which would not otherwise have been incurred. The Company has excluded certain restructuring, integration and other acquisition-related expense items resulting from acquisitions (including legal and due diligence costs) to allow more comparable comparisons of the financial results to historical operations and forward-looking guidance. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets as part of the Company, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Also, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of any future acquisitions. By excluding the above referenced expenses from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance.

•	Amortization and impairments of finite-lived intangible assets: The Company has excluded the impact of amortization and impairments of finite-lived intangible assets, as such non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets and potential impairment charges.

•	Other Non-GAAP Charges: The Company has excluded certain costs associated with the wind-down of the arrangements with Philidor Rx Services, LLC (“Philidor”), costs of legal proceedings, investigations and inquiries respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, including our former relationship with Philidor, CEO termination benefits, integration related inventory charges and technology transfer costs, a charge in connection with a settlement of certain disputed invoices related to transition services and certain accelerated depreciation expenses. In the first quarter of 2016, the Company also excluded revenue related to Philidor for January 2016. The Company believes that the exclusion of such amounts allows management and the users of the financial statements to better understand the financial results of the Company.

•	Amortization of deferred financing costs and debt discounts: The Company has excluded amortization of deferred financing costs and debt discounts as this represents a non-cash component of interest expense.

•	Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a non-cash charge, and the amount and frequency of such charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

•	Foreign exchange and other: The Company has excluded the impact of foreign currency fluctuations primarily related to intercompany financing arrangements in evaluating company performance.

Adjusted EBITDA

Adjusted EBITDA is net income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. Management uses this non-GAAP measure as part of its guidance and to forecast future results. Management also believes Adjusted EBITDA is a useful measure to evaluate current performance. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding anticipated non-operational, non-cash or non-recurring losses or gains.

Adjusted EBITDA reflects the adjustments reflected in Adjusted EPS (see disclosure above). In addition, the Company excludes the impact of costs relating to share-based compensation. Due to subjective assumptions and a variety of award types, the Company believes that the exclusion of share-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted. Finally, to the extent not already adjusted for, Adjusted EBITDA reflects adjustments for interest, taxes, depreciation and amortization (EBITDA represents earnings before interest, taxes, depreciation and amortization).

Adjusted Cost of Goods (COGS)

Management uses this non-GAAP measure (the most directly comparable GAAP financial measure for which is Cost of Goods Sold) for a more consistent period-to-period comparison. Adjusted Cost of Goods Sold excludes certain costs primarily relating to fair value step-up adjustments to inventory and property, plant and equipment and integration-related inventory charges and technology transfers.

Non-GAAP Revenue

Management uses this non-GAAP measure (the most directly comparable GAAP financial measure for which is GAAP Revenue) to calculate organic growth and assess performance of its business units, and the Company in total, without the impact of foreign currency exchange fluctuations. In the first quarter of 2016, the Company also excluded revenue related to Philidor for January 2016. Such measure is useful to investors as it allows for a more consistent period-to-period comparison of our revenue.

Organic Growth

Organic growth measures growth rates for our businesses. The most directly comparable GAAP financial measure is change in total revenue (GAAP) over the applicable period. We show organic growth on both a same store sales basis and a pro forma basis. Same store sales organic growth provides growth rates for businesses that have been owned for one year or more. Pro forma organic growth provides year over year growth rates for the entire business, including those that have been acquired within the last year. Management uses organic growth in assessing growth rates for its business and evaluating current performance, as well as forecasting future results. By disclosing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of revenue trends.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

The calculation of organic growth primarily includes the following adjustments to total revenue (GAAP):

•	Foreign currency: The Company excludes the impact of foreign currency fluctuations when evaluating year over year revenue growth to show a more consistent period-to-period comparison of our revenue.

•	Divestitures and discontinuations: The Company excludes revenues associated with divestitures and discontinuations from prior year results to allow for a more consistent period-to-period comparison of our revenue.

•	Acquisitions: In calculating same store sales organic growth, the Company excludes revenues associated with acquisitions from the current year GAAP revenues for the period in which they are not comparable to the prior year. In calculating pro forma organic growth, the Company includes revenues associated with acquisitions to the prior year GAAP revenues for the period in which they are not comparable to the current year. Such measures are useful to investors as it allows for a more consistent period-to-period comparison of our revenue.

•	Other Revenue: The Company excludes Other revenue in calculating organic growth on the basis that such revenue (which includes revenue from contract manufacturing and royalties) is not reflective of the growth in the Company’s core businesses.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization.

Financial Tables Follow

###

Valeant Pharmaceuticals International, Inc. Condensed Consolidated Statements of (Loss) Income For the Three and Six Months Ended June 30, 2016 and 2015 (unaudited)	Table 1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2016	2015	2016	2015 (restated)
Product sales	$2,388.7	$2,695.0	$4,724.8	$4,821.1
Other revenues	31.5	37.4	67.0	81.4

Total revenues	2,420.2	2,732.4	4,791.8	4,902.5

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	647.3	669.9	1,267.5	1,177.8
Cost of other revenues	10.5	15.2	20.2	29.5
Selling, general and administrative (“SG&A”)	671.5	685.5	1,484.1	1,259.3
Research and development	124.3	81.1	227.4	136.9
Acquisition-related contingent consideration	6.9	11.7	9.3	18.8
In-process research and development impairments and other charges	17.4	12.3	17.9	12.3
Other (income) expense	(45.3)	176.9	(22.7)	183.0
Restructuring, integration, acquisition-related and other costs	19.5	152.9	59.3	221.8
Amortization and impairments of finite-lived intangible assets	887.6	585.4	1,582.1	950.6

	2,339.7	2,390.9	4,645.1	3,990.0

Operating income	80.5	341.5	146.7	912.5

Interest expense, net	(470.4)	(411.8)	(896.1)	(708.7)
Loss on extinguishment of debt	—	—	—	(20.0)
Foreign exchange and other	13.1	5.6	6.9	(65.5)

(Loss) income before provision for (recovery of) income taxes	(376.8)	(64.7)	(742.5)	118.3

Provision for (recovery of) income taxes	(72.8)	(13.1)	(65.6)	71.4

Net (loss) income	(304.0)	(51.6)	(676.9)	46.9

Less: Net (loss) income attributable to noncontrolling interest	(1.7)	1.4	(0.9)	2.2

Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(302.3)	$(53.0)	$(676.0)	$44.7

(Loss) Earnings per share:

Basic:
(Loss) Earnings	$(0.88)	$(0.15)	$(1.96)	$0.13

Shares used in per share computation	345.0	344.4	344.9	340.5

Diluted:
(Loss) Earnings	$(0.88)	$(0.15)	$(1.96)	$0.13

Shares used in per share computation	345.0	344.4	344.9	347.1

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP (l) For the Three and Six Months Ended June 30, 2016 and 2015 (unaudited)	Table 2

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2016	2015	2016	2015 (restated)
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(302.3)	$(53.0)	$(676.0)	$44.7

Non-GAAP adjustments:
Inventory step-up (a)	7.5	46.0	36.4	70.5
Property, plant and equipment (“PP&E”) step-up/down (b)	4.9	8.8	7.7	15.3
Share-based compensation (c)	(1.7)	(6.9)	(2.6)	1.6
Acquisition-related contingent consideration	6.9	11.7	9.3	18.8
In-process research and development impairments and other charges (d)	17.4	12.3	17.9	12.3
Other (income) expense (e)	(45.3)	176.9	(22.7)	183.0
Restructuring, integration, acquisition-related and other costs (f)	19.5	152.9	59.3	221.8
Amortization and impairments of finite-lived intangible assets (g)	887.6	585.4	1,582.1	950.6
Other non-GAAP charges (h)	31.5	2.8	108.9	6.6

	928.3	989.9	1,796.3	1,480.5
Amortization of deferred financing costs and debt discounts (i)	36.1	20.7	56.6	111.2
Loss on extinguishment of debt	—	—	—	20.0
Foreign exchange and other (j)	(13.8)	(10.4)	(15.3)	65.6
Tax effect of non-GAAP adjustments (k)	(160.8)	(196.3)	(231.5)	(266.9)

Total non-GAAP adjustments	789.8	803.9	1,606.1	1,410.4

Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc. (l)	$487.5	$750.9	$930.1	$1,455.1

GAAP (loss) earnings per share - diluted	$(0.88)	$(0.15)	$(1.96)	$0.13

Adjusted earnings per share non-GAAP - diluted (l)	$1.40	$2.14	$2.66	$4.19

Shares used in diluted per share calculation - GAAP earnings per share	345.0	344.4	344.9	347.1

Shares used in diluted per share calculation - Adjusted earnings per share non-GAAP	349.1	350.9	349.4	347.1

(a)	See footnote (b) to Table 2a and (c) Table 2b.
(b)	See footnote (c)(d) to Table 2a and (d)(e) Table 2b.
(c)	See footnote (d) to Table 2a and (e)Table 2b.
(d)	See footnote (f) to Table 2a and (g) Table 2b.
(e)	See footnote (g) to Table 2a and (h) Table 2b.
(f)	See footnote (h)(i) to Table 2a and (i)(j) Table 2b.
(g)	See footnote (j) to Table 2a and (k) Table 2b.
(h)	See footnote (c)(d)(e) to Table 2a and (b)(d)(e)(f) Table 2b.
(i)	See footnote (k) to Table 2a and (l) Table 2b.
(j)	See footnote (l) to Table 2a and (m) Table 2b.
(k)	See footnote (m) to Table 2a and (n) Table 2b.
(l)	See footnote (a) to Table 2a and Table 2b.

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP (a) For the Three Months Ended June 30, 2016 and 2015	Table 2a

	Non-GAAP Adjustments(a) for
	Three Months Ended
	June 30,
(In millions)	2016		2015
Product sales	$—		$—
Other revenues	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(17.1	) (b)(c)	(54.6	) (b)(c)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	(9.2	) (d)	4.3	(d)
Research and development	(15.9	) (e)	(0.4)
Acquisition-related contingent consideration	(6.9)		(11.7)
In-process research and development impairments and other charges	(17.4	) (f)	(12.3	) (f)
Other income (expense)	45.3	(g)	(176.9	) (g)
Restructuring, integration, acquisition-related and other costs	(19.5	) (h)	(152.9	) (i)
Amortization and impairments of finite-lived intangible assets	(887.6	) (j)	(585.4	) (j)

	(928.3)		(989.9)

Operating income	928.3		989.9

Interest expense, net	36.1	(k)	20.7	(k)
Loss on extinguishment of debt	—		—
Foreign exchange and other	(13.8	) (l)	(10.4	) (l)

Income before provision for income taxes	950.6		1,000.2

Tax effect of non-GAAP adjustments	(160.8	) (m)	(196.3	) (m)

Total non-GAAP adjustments to net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$789.8		$803.9

Non-GAAP adjustments to (loss) earnings per share:
Diluted:
Total non-GAAP adjustments to (loss) earnings	$2.26		$2.29

Shares used in per share computation	349.1		350.9

(a)	The figures for GAAP net income and GAAP earnings per share are significantly less than non-GAAP adjusted net income and non-GAAP adjusted earnings per share. To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(b)	ASC 805, Business Combinations, requires inventory to be recorded at fair value, resulting in an inventory step-up whose total impact for the three months ended June 30, 2016 is $7.5 million primarily due to the acquisition of Salix Pharmaceuticals Ltd. on April 1, 2015. For the three months ended June 30, 2015, the impact of inventory fair value step-up is $46.0 million primarily due to the acquisitions of Salix Pharmaceuticals Ltd. on April 1, 2015 and certain assets of Marathon Pharmaceuticals, LLC on February 10, 2015.
(c)	For the three months ended June 30, 2016 and 2015, cost of goods sold includes $5.7 million and $2.9 million, respectively, of costs associated with integration related technology transfers, depreciation resulting from PP&E step up of $3.9 million and $5.8 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated.
(d)	For the three months ended June 30, 2016, SG&A primarily includes $10.2 million of legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests relating to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices slightly offset by $1.7 million of share-based compensation which reflects the impact of previously accelerated vesting of certain share-based equity instruments. For the three months ended June 30, 2015, SG&A primarily includes PP&E step-up of $2.5 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated more than offset by $6.9 million of share-based compensation which primarily reflects the reversal of unvested equity awards for an executive who resigned.
(e)	Research and development primarily includes a charge of $15.5 million in connection with a settlement of certain disputed invoices related to transition services.
(f)	In-process research and development impairments and other charges of $17.4 million for the three months ended June 30, 2016 is primarily due to a $14.2 million impairment related to termination of a development program for Cirle 3-dimensional surgical navigation technology, resulting from feasibility analysis and other smaller impairments. In-process research and development impairments and other charges for the three months ended June 30, 2015, $12.3 million, is related to the write-off of Arestin® Peri-Implantitis developmental program.
(g)	For the three months ended June 30, 2016, other (income)/expense of ($45.3) million is primarily due to a favorable adjustment of ($39.4) million to the legal accruals recognized as part of Salix acquisition and a net gain of ($10.9) million on sales of assets and businesses as well as termination of certain license rights, including the divestiture of a portfolio of neurology medical device products and the termination of our rights to develop and commercialize brodalumab in Europe, partially offset by a charge of $5.0 million related to settlement of various legal matters. For the three months ended June 30, 2015, other expense of $176.9 million primarily relates to post-combination expense of $168.4 million related to the acceleration of unvested restricted stock for Salix employees and a loss on sale of divested assets of $3.8 million.
(h)	Restructuring, integration, acquisition-related and other costs of $19.5 million primarily relates to internal Company initiatives and the acquisitions of certain assets of Marathon Pharmaceuticals, LLC, Salix Pharmaceuticals, Ltd., Sprout and Synergetics USA, Inc. These include $10.7 million of contract terminations, integration consulting, transition services, duplicative labor and other, $2.9 million of facility closure costs, $2.8 million of employee severance costs and $3.1 million of other.
(i)	Restructuring, integration, acquisition-related and other costs of $152.9 million primarily relates to the acquisitions of Salix Pharmaceuticals, Ltd and certain assets of Dendreon Corporation. These include $80.0 million of employee severance costs, $58.2 million of contract terminations, integration consulting, transition services, duplicative labor and other, $9.5 million of acquisition costs, $2.9 million of other, $2.2 million of facility closure costs and $0.1 million of non-personnel manufacturing integration costs.
(j)	Represents amortization and impairments of finite-lived intangible assets including an impairment loss of $198.9 million related to the classification of Ruconest® as assets held for sale as of June 30, 2016.
(k)	Non-cash interest expense associated with amortization of deferred financing costs and debt discounts for the three months ended June 30, 2016 and 2015 is $36.1 million and $20.7 million, respectively.
(l)	Foreign exchange loss/(gain) on intercompany financing arrangements for the three months ended June 30, 2016 and 2015 is ($13.8) million and ($10.4) million, respectively.
(m)	Adjusted amounts represent adjusted pretax income multiplied by our effective tax rate for the three months ended June 30, 2016 and 2015. The effective tax rate was derived by reference to statutory rates in the regions in which the company operates.

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP (a) For the Six Months Ended June 30, 2016 and 2015 (restated) (unaudited)	Table 2b

	Non-GAAP Adjustments(a) for
	Six Months Ended June 30,
(In millions)	2016		2015 (restated)
Product sales	$(1.9	) (b)	$—
Other revenues	—		—

Total revenues	(1.9)		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(51.2	) (c)(d)	(88.7	) (c)(d)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	(84.9	) (e)	(4.6	) (e)
Research and development	(16.2	) (f)	(0.7)
Acquisition-related contingent consideration	(9.3)		(18.8)
In-process research and development impairments and other charges	(17.9	) (g)	(12.3	) (g)
Other income (expense)	22.7	(h)	(183.0	) (h)
Restructuring, integration, acquisition-related and other costs	(59.3	) (i)	(221.8	) (j)
Amortization and impairments of finite-lived intangible assets	(1,582.1	) (k)	(950.6	) (k)

	(1,798.2)		(1,480.5)

Operating income	1,796.3		1,480.5

Interest expense, net	56.6	(l)	111.2	(l)
Loss on extinguishment of debt	—		20.0
Foreign exchange and other	(15.3	) (m)	65.6	(m)

Income before provision for income taxes	1,837.6		1,677.3
Tax effect of non-GAAP adjustments	(231.5	) (n)	(266.9	) (n)

Total non-GAAP adjustments to net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$1,606.1		$1,410.4

Non-GAAP adjustments to (loss) earnings per share:

Diluted:
Total non-GAAP adjustments to (loss) earnings	$4.60		$4.06

Shares used in per share computation	349.4		347.1

(a)	The figures for GAAP net income and GAAP earnings per share are significantly less than non-GAAP adjusted net income and non-GAAP adjusted earnings per share. To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(b)	Product sales of $1.9 million represent Philidor Rx Services, LLC sales through the deconsolidation as of January 31, 2016.
(c)	ASC 805, Business Combinations, requires inventory to be recorded at fair value, resulting in an inventory step-up whose total impact for the six months ended June 30, 2016 is $36.4 million primarily due to the acquisitions of Salix Pharmaceuticals Ltd. on April 1, 2015 and Synergetics USA, Inc. on October 15, 2015. For the six months ended June 30, 2015 (restated), the impact of inventory fair value step-up is $70.5 million primarily due to the acquisitions of certain assets of Marathon Pharmaceuticals, LLC on February 10, 2015 and Salix Pharmaceuticals Ltd. on April 1, 2015.
(d)	For the six months ended June 30, 2016 and 2015 (restated), cost of goods sold includes $9.0 million and $6.1 million, respectively, of costs associated with integration related technology transfers, depreciation resulting from PP&E step up of $5.8 million and $12.1 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated.
(e)	For the six months ended June 30, 2016, SG&A primarily includes $39.2 million of legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests relating to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices, $25.3 million for share-based compensation associated with the CEO termination (however, since the performance threshold was not met, no value was ultimately received by the CEO), $9.7 million of contractual CEO cash severance payment, $6.7 million of accelerated depreciation expense related to fixed assets acquired in the Salix Pharmaceuticals, Ltd. acquisition and Philidor Rx Services, LLC operating expenses of $5.3 million through the deconsolidation as of January 31, 2016, slightly offset by $2.6 million of share-based compensation which primarily reflects the impact of previously accelerated vesting of certain share-based equity instruments. For the six months ended June 30, 2015 (restated), SG&A primarily includes $1.6 million of stock-based compensation which reflects the acceleration of certain equity instruments offset by the reversal of unvested equity awards for an executive who resigned and PP&E step-up of $2.5 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated.
(f)	Research and development primarily includes a charge of $15.5 million in connection with a settlement of certain disputed invoices related to transition services.
(g)	In-process research and development impairments and other charges of $17.9 million for the six months ended June 30, 2016 is primarily due to a $14.2 million impairment related to termination of a development program for Cirle 3-dimensional surgical navigation technology, resulting from feasibility analysis and other smaller impairments. In-process research and development impairments and other charges for the six months ended June 30, 2015 (restated), $12.3 million, related to the write-off of Arestin® Peri-Implantitis developmental program.
(h)	For the six months ended June 30, 2016, other (income)/expense of ($22.7) million is primarily due to a favorable adjustment of ($39.4) million to the legal accruals recognized as part of Salix acquisition and a net gain of ($9.0) million on sales of assets and businesses as well as termination of certain license rights, including the divestiture of a portfolio of neurology medical device products and the termination of our rights to develop and commercialize brodalumab in Europe, partially offset by a charge of $6.6 million related to settlement of various legal matters and an $18.4 million loss recognized upon the deconsolidation of Philidor Rx Services, LLC as of January 31, 2016. For the six months ended June 30, 2015 (restated), other (income)/expense of $183.0 million primarily relates to post-combination expense of $168.4 million related to the acceleration of unvested restricted stock for Salix employees and a loss on sale of divested assets of $8.4 million.
(i)	Restructuring, integration, acquisition-related and other costs of $59.3 million primarily relates to the acquisitions of Salix Pharmaceuticals, Ltd., internal Company initiatives and Synergetics USA, Inc. These include $35.3 million of contract terminations, integration consulting, transition services, duplicative labor and other, $12.4 million of facility closure costs, $5.6 million of employee severance costs, $1.8 million of acquisition costs, $3.9 million of other and $0.3 million of non-personnel manufacturing integration costs.
(j)	Restructuring, integration, acquisition-related and other costs of $221.8 million primarily relates to the acquisitions of Salix Pharmaceuticals, Ltd, certain assets of Dendreon Corporation, Bausch & Lomb Holdings Incorporated, Medicis Pharmaceutical Corporation, and certain assets of Marathon Pharmaceuticals, LLC. These include $104.8 million of employee severance costs, $83.0 million of contract terminations, integration consulting, transition services, duplicative labor and other, $23.4 million of acquisition costs, $6.0 million of other, $3.7 million of facility closure costs and $0.9 million of non-personnel manufacturing integration costs.
(k)	Represents amortization and impairments of finite-lived intangible assets including an impairment loss of $198.9 million related to the classification of Ruconest® as assets held for sale as of June 30, 2016.
(l)	Non-cash interest expense associated with amortization of deferred financing costs and debt discounts for the six months ended June 30, 2016 and 2015 (restated) is $56.6 million and $30.8 million, respectively. The six months ended June 30, 2015 (restated) also includes $72.4 million write-down of deferred finance costs and $8.0 million of interest expense resulting from the acquisition of Salix Pharmaceuticals, Ltd.
(m)	Foreign exchange loss/(gain) on intercompany financing arrangements for the six months ended June 30, 2016 and 2015 (restated) is ($15.3) million and $39.0 million, respectively. The six months ended June 30, 2015 also includes unrealized foreign exchange loss of $26.6M relating to a foreign currency forward-exchange contracts.
(n)	Adjusted amounts represent adjusted pretax income multiplied by our effective tax rate for the six months ended June 30, 2016 and 2015 (restated). The effective tax rate was derived by reference to statutory rates in the regions in which the company operates.

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP Net Income to Adjusted EBITDA (a) For the Three and Six Months Ended June 30, 2016 and 2015 (restated) (unaudited)	Table 2c

	Adjusted EBITDA (a)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015 (restated)
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(302.3)	$(53.0)	$(676.0)	$44.7
Interest expense, net	470.4	411.8	896.1	708.7
(Recovery of) provision for income taxes	(72.8)	(13.1)	(65.6)	71.4
Depreciation and amortization including impairments of finite-lived intangible assets	935.1	635.0	1,681.9	1,042.0
EBITDA	$1,030.4	$980.7	$1,836.4	$1,866.8
Adjustments:
Restructuring, integration, acquisition-related and other costs	19.5	152.9	59.3	221.8
In-process research and development impairments and other charges	17.4	12.3	17.9	12.3
Share-based compensation	33.7	25.9	97.2	60.9
Inventory Step-up	7.5	46.0	36.4	70.5
Acquisition-related contingent consideration	6.9	11.7	9.3	18.8
Loss on extinguishment of debt	—	—	—	20.0
Foreign exchange and other	(13.8)	(10.4)	(15.3)	65.6
Other (income) expense	(45.3)	176.9	(22.7)	183.0
Other non-GAAP charges (b)(c)	31.4	2.9	76.8	6.2

Adjusted EBITDA (a)	$1,087.7	$1,398.9	$2,095.3	$2,525.9

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
b)	For the three months ended June 30, 2016 and 2015, other non-GAAP charges includes $5.7 million and $2.9 million, respectively, of costs associated with integration related technology transfers. For the three months ended June 30, 2016, other non-GAAP includes a charge of $15.5 million in connection with a settlement of certain disputed invoices related to transition services and $10.2 million of legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests relating to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
c)	For the six months ended June 30, 2016 and 2015 (restated), other non-GAAP charges includes $9.0 million and $6.2 million, respectively, of costs associated with integration related technology transfers. For the six months ended June 30, 2016, other non-GAAP charges include $39.2 million of legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests relating to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices, $15.5 million in connection with a settlement of certain disputed invoices related to transition services, $9.7 million of contractual CEO cash severance payment, and Philidor Rx Services, LLC operating expenses of $5.3 million through the deconsolidation as of January 31, 2016, offset by Philidor Rx Services, LLC product sales of $1.9 million through the deconsolidation as of January 31, 2016.

Valeant Pharmaceuticals International, Inc. Statement of Revenues - by Segment For the Three and Six Months Ended June 30, 2016 and 2015 (restated) (unaudited)	Table 3

(In millions)

	Three Months Ended
	June 30,
	2016 GAAP	2015 GAAP	% Change	2016 currency impact and other (a)	2016 excluding currency impact and other non-GAAP (b)	% Change
Revenues
Dermatology	$208.4	$461.9	-55%	$—	$208.4	-55%
Consumer	173.1	163.2	6%	—	173.1	6%
Ophthalmology Rx	101.7	135.4	-25%	—	101.7	-25%
Contact Lenses	55.3	51.2	8%	—	55.3	8%
Surgical	60.5	56.5	7%	—	60.5	7%
Neuro & Other/Generics	467.4	526.0	-11%	—	467.4	-11%
Dental	44.9	59.0	-24%	—	44.9	-24%
Urology/Oncology	77.5	73.7	5%	—	77.5	5%
Gastrointestinal	344.1	313.3	10%	—	344.1	10%
Total U.S.	1,532.9	1,840.2	-17%	—	1,532.9	-17%
ROW Developed	390.6	397.4	-2%	(0.9)	389.7	-2%

Developed Markets	1,923.5	2,237.6	-14%	(0.9)	1,922.6	-14%
Emerging Markets-Europe/Middle East/Africa	254.7	255.0	0%	23.3	278.0	9%
Emerging Markets-Latin America	92.3	94.3	-2%	17.1	109.4	16%
Emerging Markets-Asia	149.7	145.5	3%	6.8	156.5	8%

Emerging Markets	496.7	494.8	0%	47.2	543.9	10%

Total revenues	$2,420.2	$2,732.4	-11%	$46.3	$2,466.5	-10%

	Six Months Ended
	June 30,
	2016 GAAP	2015 (restated) GAAP	% Change	2016 currency impact and other (a)	2016 excluding currency impact and other non-GAAP (b)	% Change
Revenues
Dermatology	$437.0	$860.4	-49%	$(1.9)	$435.1	-49%
Consumer	329.8	318.7	3%	—	329.8	3%
Ophthalmology Rx	192.4	264.5	-27%	—	192.4	-27%
Contact Lenses	107.4	98.9	9%	—	107.4	9%
Surgical	121.1	104.6	16%	—	121.1	16%
Neuro & Other/Generics	1,012.1	1,065.3	-5%	—	1,012.1	-5%
Dental	83.3	93.8	-11%	—	83.3	-11%
Urology/Oncology	149.2	103.8	44%	—	149.2	44%
Gastrointestinal	687.1	313.3	119%	—	687.1	119%
Total U.S.	3,119.4	3,223.3	-3%	(1.9)	3,117.5	-3%
ROW Developed	734.0	757.9	-3%	12.3	746.3	-2%

Developed Markets	3,853.4	3,981.2	-3%	10.4	3,863.8	-3%
Emerging Markets-Europe/Middle East/Africa	487.1	467.3	4%	39.4	526.5	13%
Emerging Markets-Latin America	171.9	183.2	-6%	38.3	210.2	15%
Emerging Markets-Asia	279.4	270.8	3%	13.9	293.3	8%

Emerging Markets	938.4	921.3	2%	91.6	1,030.0	12%

Total revenues	$4,791.8	$4,902.5	-2%	$102.0	$4,893.8	0%

(a)	Currency effect for constant currency sales is determined by comparing 2016 reported amounts adjusted to exclude currency impact, calculated using 2015 monthly average exchange rates, to the actual 2015 (restated) reported amounts. Product sales of $1.9 million represent Philidor Rx Services, LLC sales through the deconsolidation as of January 31, 2016.
(b)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment For the Three and Six Months Ended June 30, 2016 (unaudited)	Table 4

(In millions)

4.1 Cost of goods sold

	Three Months Ended
	June 30,
	2016 as reported GAAP	% of product sales	2016 fair value step- up adjustment to inventory and other non- GAAP (a) (b)	2016 excluding fair value step- up adjustment to inventory and other non-GAAP (a)	% of product sales
Developed Markets	$434.0	23%	$16.3	$417.7	22%
Emerging Markets	213.3	43%	0.8	212.5	43%

	$647.3	27%	$17.1	$630.2	26%

	Six Months Ended
	June 30,
	2016 as reported GAAP	% of product sales	2016 fair value step- up adjustment to inventory and other non- GAAP (a) (c)	2016 excluding fair value step- up adjustment to inventory and other non-GAAP (a)	% of product sales
Developed Markets	$855.5	23%	$48.0	$807.5	21%
Emerging Markets	412.0	44%	3.2	408.8	44%

	$1,267.5	27%	$51.2	$1,216.3	26%

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(b)	Developed Markets include $7.5 million of fair value step-up amortization related to inventory, depreciation resulting from a PP&E step up of $3.3 million and $5.5 million of integration related inventory and technology transfer costs. Emerging Markets include $0.6 million of depreciation resulting from a PP&E step up and $0.2 million of integration related inventory and technology transfer costs.
(c)	Developed Markets include $34.7 million of fair value step-up amortization related to inventory, depreciation resulting from a PP&E step up of $4.6 million and $8.7 million of integration related inventory and technology transfer costs. Emerging Markets include $1.7 million of fair value step-up amortization related to inventory, $1.2 million of depreciation resulting from a PP&E step up and $0.3 million of integration related inventory and technology transfer costs.

Valeant Pharmaceuticals International, Inc. Consolidated Balance Sheet and Other Data (unaudited) (In millions)	Table 5

5.1 Cash

	As of June 30, 2016	As of December 31, 2015
Cash and cash equivalents	$852.4	$597.3

Debt

Revolving Credit Facility	$1,350.0	$250.0
Series A-1 Tranche A Term Loan Facility	—	140.4
Series A-2 Tranche A Term Loan Facility	—	137.3
Series A-3 Tranche A Term Loan Facility	1,424.1	1,881.5
Series A-4 Tranche A Term Loan Facility	835.6	951.3
Series D-2 Tranche B Term Loan Facility	1,053.1	1,087.5
Series C-2 Tranche B Term Loan Facility	808.9	835.1
Series E-1 Tranche B Term Loan Facility	2,445.7	2,531.2
Series F Tranche B Term Loan Facility	3,879.5	4,055.8
Senior Notes	19,258.1	19,206.0
Other	12.3	12.3

	31,067.3	31,088.4
Less: current portion	(294.1)	(823.0)

Total long-term debt	$30,773.2	$30,265.4

GAAP Cash Flow

	Three Months Ended
	June 30,
	2016	2015
GAAP Cash Flow from Operations	$448.1	$410.5

5.2 Restructuring, integration, acquisition-related and other costs

	Three Months Ended
	June 30, 2016
by project type	Cash Paid	Expensed
Salix Pharmaceuticals, Ltd.	$21.9	$2.2
Synergetics USA, Inc.	3.2	1.6
Western Europe reorganization	3.0	4.2
Marathon Pharmaceuticals, LLC	2.4	2.3
Sprout	2.1	1.7
GI Restructuring	2.1	2.1
Dendreon Corporation	1.9	0.6
Alden Labs	1.6	—
Other (various deals)	5.2	4.8

Total	$43.4	$19.5

by expense type	Cash Paid
Integration related consulting, duplicative labor, transition services, and other	$19.7
Severance payments	15.6
Facility closure costs, other manufacturing integration and other	6.4
Acquisition-related costs paid to 3rd parties	1.7

Total	$43.4

Valeant Pharmaceuticals International, Inc. Organic Growth (non-GAAP) - by Segment For the Three Months Ended June 30, 2016	Table 6

(In Millions)

	As reported
	For the Three Months Ended June 30,
										Organic growth
	(1) Q2 2016	(2) Acq impact	(3) Q2 2016 Same store	(4) Q2 2015	(5) Pro Forma Adj	(6) Q2 2015	(7) Currency impact Same store (a)	(8) Currency impact Acq (a)	(9) Divestitures / Discontinuations	Pro Forma (1)+(7)+(8) / (6)-(9) (b) (c)	Same store (3)+(7) / (4)-(9) (b) (c)
Total U.S.	1,520.1	19.5	1,500.6	1,822.1	26.5	1,848.6	—	—	9.8	-17.3%	-17.2%
ROW Developed	378.0	4.3	373.7	384.8	—	384.8	(1.4)	0.2	3.8	-1.1%	-2.2%
Developed Markets	1,898.1	23.8	1,874.3	2,206.9	26.5	2,233.4	(1.4)	0.2	13.6	-14.5%	-14.6%
Emerging Markets	490.6	56.6	434.0	487.9	53.3	541.2	37.7	9.4	6.7	0.6%	-2.0%

Total product sales (d)	2,388.7	80.4	2,308.3	2,694.8	79.8	2,774.6	36.3	9.7	20.3	-11.6%	-12.3%

(a)	Currency effect for constant currency sales is determined by comparing 2016 reported amounts adjusted to exclude currency impact, calculated using 2015 monthly average exchange rates, to the actual 2015 reported amounts.
(b)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(c)	Organic Growth Definitions:

Pro Forma (PF): This measure provides year over year growth rates for the entire business, including those that have been acquired within the last year.

((Current Year Total product sales + YoY FX impact) – (Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations))/(Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations).

Same Store (SS): This measure provides growth rates for businesses that have been owned for one year or more.

((Current Year Total product sales – acquisitions within the last year + YoY FX impact)- (Prior Year Total product sales – divestitures & discontinuations))/( Prior Year Total product sales – divestitures & discontinuations)

(d)	Numbers may not foot due to rounding.